Exhibit 10.3

JER INVESTORS TRUST INC.

JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan

Restricted Stock Agreement (FORM)1

This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of the      day of                     , 2004 (the “Date of Grant”), is entered into by and between JER Investors Trust Inc., a Maryland corporation (the “Company”), and [                    ] (the “Grantee” and, together with the Company, the “Parties”).

RECITALS

A. The Company is granting to Grantee restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Company’s Nonqualified Stock Option and Incentive Award Plan (the “Plan”) on the terms and conditions set forth herein.

Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

NOW, THEREFORE, the Parties hereto agree as follows:

1. Grant of Restricted Stock and Escrow of Restricted Stock.

(a) Grant of Restricted Stock. Effective as of the Date of Grant, the Company hereby agrees to grant to the Grantee, subject to the terms hereof, [            ] shares of Common Stock (the “Restricted Stock”).

(b) Escrow of Restricted Stock.

(i) To insure the availability for delivery of Grantee’s Restricted Stock in the event of termination of Grantee’s [employment with the Company or the Company’s affiliate] [service to the Company] prior to the expiration of the Restricted Period (as defined in Section 2(b) below), Grantee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to, assign and transfer unto the Company such Restricted Stock, if any, upon execution of this Agreement, deliver

[1]	This form is to be used for restricted stock grants to all grantees, other than for automatic restricted stock grants to non-officer/non-employee directors of the Company. A separate restricted stock agreement has been prepared for such automatic grants.

and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-1. The Restricted Stock and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Grantee attached as Exhibit A-2 hereto, until such time the Restricted Period has lapsed with respect to the Restricted Stock, or until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of the Grantee, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-3. Once the Restricted Period has lapsed with respect to the Restricted Stock, the escrow agent shall promptly deliver to the Grantee the certificate or certificates representing such shares of Common Stock in the escrow agent’s possession belonging to the Grantee in accordance with the terms of the Joint Escrow Instructions, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Agreement.

(ii) The Company or its designee shall not be liable for any act it may do or omit to do with respect to holding the shares of Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.

(iii) Any purported transfer or sale of the shares of Common Stock shall be subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such shares of Common Stock subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

2. Restrictions and Restricted Period.

(a) Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of prior to the expiration of the transferability restriction period and shall be subject to a risk of forfeiture until the lapse of the Restricted Period (as defined below).

(b) Restricted Period. [Describe period that the shares are subject to risk of forfeiture (or the vesting schedule). The foregoing period shall be referred to as the “Restricted Period.”] Subject to Section 4 of this Agreement, the shares of Restricted Stock shall become fully and freely transferable (provided that, such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable upon the expiration of the Restricted Period provided that Grantee is [employed by the Company or the Company’s affiliate][in a service relationship with the Company] on such date. Notwithstanding anything to the contrary, the release of the shares of Restricted Stock hereunder shall be conditioned upon Grantee making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the release of the shares from the Restricted Period, whether by withholding, direct payment to the Company or otherwise.

(c) [Transferability restriction period. If applicable, describe the period during which the shares are subject to restrictions on transferability.]

3. Rights of a Stockholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares.

4. Cessation of [Employment] [ Service Relationship]. If the Grantee’s [employment with the Company or the Company’s affiliate] [service relationship with the Company] terminates for any reason prior to the expiration of the Restricted Period, then the Restricted Stock and any and all accrued but unpaid dividends that are, at that time subject to restrictions set forth herein, shall be forfeited to the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates.

5. Certificates. Restricted Stock granted herein may be evidence in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then the Company shall retain physical possession of the certificate.

6. Legends. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

7. Investment Representation. The Grantee hereby represents and warrants to the Company that the Grantee, by reason of the Grantee’s business or financial experience (or the business or financial experience of the Grantee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Grantee’s own interests in connection with the transactions contemplated under this Agreement.

8. Dispute Resolution. The Parties agree to use their reasonable best efforts to resolve any dispute regarding this agreement through good faith negotiations. A Party hereto must give written notice of the substance of any dispute regarding this Agreement to any other party to whom such dispute pertains. Any such dispute that cannot be resolved within 30 calendar days of receipt of the required notice (or such other time period to which the Parties may agree) will be submitted to an arbitrator selected by mutual agreement of the Parties. In the event that, within 50 days of the receipt of the required written notice, a single arbitrator has not been selected by mutual agreement of the Parties, a panel of three arbitrators will be selected. Each Party to the dispute will select one arbitrator and the two selected arbitrators will select one additional arbitrator. Except as the Parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then-existing rules for Commercial Arbitration of the American Arbitration Association. The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, shall be made in writing and will be final and binding upon the Parties hereto as to the questions submitted. The Parties will abide by and comply with such decision, which may be entered as an enforceable judgment in a court of competent jurisdiction; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages. Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing Party or Parties in any arbitration under this agreement will be entitled to recover all reasonable fees (including, but not limited to, attorneys’ fees and expert witness fees) and expenses incurred.

9. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Grantee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Restricted Stock subject to this Agreement without the prior written consent of the Company or its underwriters.

10. Tax Consequences. Set forth below is a brief summary as of the Date of Grant of certain United States federal tax consequences of the award of the Restricted Stock. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

The Grantee shall recognize ordinary income at the time or times the restrictions lapse with respect to the shares of Restricted Stock that have been released from the Restricted Period in an amount equal to the the fair market value of such shares on each such date, and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the Company under the Plan are conditioned on your making arrangements for the payment of any such taxes.

11. Section 83(b) Election. The Grantee hereby acknowledges that he has been informed that, with respect to the grant of Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, THE GRANTEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE GRANTEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12. Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

13. Miscellaneous.

(a) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective Parties named below:

If to the Company, to:

JER Investors Trust Inc.
1650 Tysons Blvd., Suite 1600
McLean, VA 22102 Attn: Board of Directors Telephone: Facsimile: ]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036-6522 Attention: David J. Goldschmidt, Esq. Telephone: (212) 735-3000 Facsimile: (212) 735-2000

If to the Grantee:	[name] [address] Telephone: Facsimile:

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

(b) Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(c) Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Maryland without giving effect to the choice of law principles thereof.

(d) Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties.

(e) [Agreement Not a Contract of Employment. Neither the grant of Restricted Stock, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any affiliate of the Company.]2

(f) Entire Agreement; Plan Controls. This Agreement and the Plan contain the entire understanding and agreement of the Parties concerning the

[2]	Leave in only if the Grantee is an employee of the Company or an affiliate of the Company.

subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the Parties with respect thereto. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

(g) Captions. The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Grantee will be deemed an original and all of which together will be deemed the same agreement.

(i) Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Grantee, his heirs, executors, administrators, successors and assigns.

(j) Severability. This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

JER INVESTORS TRUST INC.

By
Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

[name of Grantee]

Number of Shares

Address

EXHIBIT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [                    ] (the “Grantee”) hereby assigns and transfers unto JER Investors Trust Inc., a Maryland corporation (the “Company”), (                    ) shares of Company’s common stock, par value $0.01 per share (the “Common Stock”), standing in [his][its] name on the books of said corporation represented by Certificate No.              herewith and does hereby irrevocably constitute and appoint                                  to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement (the “Agreement”) of the Company and the undersigned dated [                    ].

Dated: ,	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this Assignment Separate from Certificate is to return the shares to the Company in the event the Grantee forfeits any of such shares as set forth in the Agreement, without requiring additional signatures on the part of the Grantee. This Assignment Separate from Certificate must be delivered to the Company with the above Certificate No.             .

EXHIBIT A-2

JOINT ESCROW INSTRUCTIONS

                    , 20

JER Investors Trust Inc.

1650 Tysons Blvd., Suite 1600

McLean, VA 22102

Attention: [Secretary]

Dear                     :

As Escrow Agent for both JER Investors Trust Inc., a Maryland corporation (the “Company”), and [                    ] (“Grantee”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement between the Company and Grantee, dated                     , 2004 (the “Agreement”), in accordance with the following instructions:

1.	If the Grantee’s [employment with the Company or the Company’s affiliate] [service relationship with the Company] terminates for any reason prior to the expiration of the Restricted Period (as defined in the Agreement), the Company shall give to Grantee and to you a written notice specifying the number of shares of Common Stock (the “Shares”) that the Grantee shall forfeit pursuant to Section 4 of the Agreement and the time for a closing hereunder at the principal office of the Company. Grantee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.	At the closing, you are directed (a) to date the Assignment Separate From Certificate necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares to be transferred, to the Company or its assignee.

3.

Grantee hereby irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as set forth in the Agreement. Grantee does hereby irrevocably constitute and appoint you as Grantee’s attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated, including, but not limited to, the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the Shares.

Subject to the provisions of this Section 3, Grantee shall exercise all rights and privileges of a stockholder of the Company while the stock is being held by you.

4.	Upon written request of the Grantee, but not more than once per calendar year, you will deliver to Grantee a certificate or certificates representing the aggregate number of Shares that are not then subject to the Restricted Period. Within 120 days after Grantee’s termination of employment or service with the Company, you will deliver to Grantee, or Grantee’s representative, as the case may be, a certificate or certificates representing the aggregate number of Shares held or issued pursuant to the Agreement and not subject to the Restricted Period.

5.	If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Grantee, you shall deliver all of the same to Grantee and shall be discharged of all further obligations hereunder.

6.	Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.	You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.	You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.	You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.	You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.	You shall be entitled to employ such legal counsel and other experts as you may deem necessary and proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.	Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.	If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.	It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.	Notices. All notices and other communications under this Joint Escrow Instructions shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below at the following addresses or at such other addresses as a party may designate by ten day’s advance written notice to each of the other parties hereto:

If to the Company, to:

JER I nvestors Trust Inc. 1650 Tysons Blvd., Suite 1600 McLean, VA 22102 Attn: Board of Directors Facsimile:

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036-6522 Attention: David J. Goldschmidt, Esq. Telephone: (212) 735-3000 Facsimile: (212) 735-2000

If to the Grantee:

If to the Escrow Agent:

[Address] Attn: [Secretary] Facsimile:

16.	By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.	This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.	These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Maryland.

GRANTEE:	JER INVESTORS TRUST INC.

Signature	By

Print Name	Title

Residence Address

ESCROW AGENT

Corporate Secretary

EXHIBIT A-3

CONSENT OF SPOUSE

I,                     , spouse of [                    ], have read and hereby approve the Restricted Stock Agreement by and between [                    ] and JER Investors Trust Inc. (the “Company”), dated                      (the “Agreement”). In consideration of the granting of the right to my spouse to receive shares of Company common stock, par value $0.01 per share (“Common Stock”), as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of Common Stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,	Signature:

A-6